Exhibit 8.1

SUBSIDIARIES OF KNOT OFFSHORE PARTNERS LP

Subsidiary	Jurisdiction of Formation
KNOT Offshore Partners UK LLC	Marshall Islands
KNOT Shuttle Tankers AS	Norway
KNOT Shuttle Tankers 17 AS	Norway
KNOT Shuttle Tankers 18 AS	Norway
KNOT Shuttle Tankers 24 AS	Norway
KNOT Shuttle Tankers 25 AS	Norway
KNOT Shuttle Tankers 26 AS	Norway
KNOT Shuttle Tankers 27 AS	Norway
KNOT Shuttle Tankers 30 AS	Norway
KNOT Shuttle Tankers 31 AS	Norway
KNOT Shuttle Tankers 32 AS	Norway
KNOT Shuttle Tankers 34 AS	Norway
KNOT Shuttle Tankers 35 AS	Norway
KNOT Shuttle Tankers 37 AS	Norway
Knutsen NYK Shuttle Tankers 16 AS	Norway
Knutsen Shuttle Tankers 13 AS	Norway
Knutsen Shuttle Tankers 14 AS	Norway
Knutsen Shuttle Tankers 15 AS	Norway
Knutsen Shuttle Tankers 19 AS	Norway
Knutsen Shuttle Tankers XII AS	Norway